Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

January 25, 2006

American Community Bancshares, Inc. announces results for the year ended December 31, 2005

Charlotte, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA) the holding company for American Community Bank (ACB), announced higher unaudited earnings for the year ended December 31, 2005 of $4,508,000 or a 64% increase over the $2,743,000 earned in 2004. Earnings per share (diluted) increased to $1.00 compared to $0.75 in 2004. The return on average assets for the year was 1.08% compared to 0.74% for 2004 and the return on average equity was 9.81% compared to 8.50% in 2004.

For the fourth quarter of 2005, net income was $1,209,000 compared to $676,000 earned in the same period in 2004, an increase of 78.9%. Earnings per share (diluted) for the fourth quarter were $0.25 compared to $0.17 in the fourth quarter of 2004. The fourth quarter 2004 net income reflected a one-time after-tax charge of $375,000 related to the settlement of a lawsuit. Absent the 2004 charge net income for the fourth quarter of 2005 would have increased by 15.0% over the 2004 net income and earnings per share (diluted) for the fourth quarter of 2004 would have been $0.26.

Total assets at December 31, 2005 were $436.9 million, with loan and lease receivables of $328.4 million, deposits of $345.4 million, borrowings of $38.2 million, and stockholders’ equity of $50.9 million. Total assets increased $37.5 million or 9.4% from December 31, 2004, loans increased $23.9 million or 7.8%, deposits increased $38.7 million or 12.6% and stockholders’ equity increased $13.9 million or 37.6%. The conversion of outstanding warrants issued in April 2002 accounted for $10.4 million of the increase in stockholders’ equity.

The allowance for loan losses represented 1.30% of total loans at December 31, 2005 compared to 1.13% at December 31, 2004. Non-performing loans totaled $951,000 or 0.29% of loans at December 31, 2005 compared to $881,000 or 0.29% of loans at December 31, 2004, a $70,000 or an 8.0% increase. Non-performing assets (which includes non-performing loans, foreclosed real estate and repossessed assets) totaled $1,429,000 at December 31, 2005 and represented 0.33% of total assets compared to $1,129,000 or 0.30% of total assets at December 31, 2004, a $237,000 or a 19.9% increase.

Net interest income for the year ended December 31, 2005 totaled $16.4 million, an increase of 36.7% over the $12.0 million for the year ended December 31, 2004. The net interest margin grew from 3.56% for the year ended December 31, 2004 to 4.23% for the year ended December 31, 2005. Non-interest income remained unchanged for 2005 at $3.3 million. In addition, operating expenses increased $1.3 million or 12.9% from $10.4 million for the year ended December 31, 2004 to $11.7 million for the year ended December 31, 2005 largely as a result of the opening of two new branches during the second quarter of 2005. The efficiency ratio for the year ended December 31, 2005 was 59.61% as compared to 67.83% for the year ended December 31, 2004.

American Community Bancshares, headquartered in Charlotte, NC is the holding company for American Community Bank. American Community Bank is a full service community bank, headquartered in Monroe, NC with nine North Carolina offices located in the fast growing Union and Mecklenburg counties and four South Carolina offices located in York and Cherokee counties. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. American Community Bancshares website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol “ACBA”. For more information contact- Stephanie Helms, Shareholder Relations or Dan Ellis, CFO at (704) 225- 8444.

American Community Bancshares, Inc.

(Amounts in thousands except share and per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004 (a)
Assets
Cash and due from banks	$10,453	$16,226	$13,518	$11,478	$9,511
Interest-earning deposits with banks	6,206	10,920	2,970	5,833	6,521
Investment securities	64,307	60,635	53,253	49,680	54,019

Loans	332,707	332,447	326,266	312,970	307,988
Allowance for loan losses	(4,331)	(3,968)	(3,738)	(3,562)	(3,488)

Net loans	328,376	328,479	322,528	309,408	304,500

Accrued interest receivable	2,432	2,187	1,915	1,842	1,697
Bank premises and equipment	9,660	9,812	10,032	9,171	8,741
Foreclosed real estate	387	112	176	221	311
Non-marketable equity securities at cost	1,996	1,996	1,996	2,139	2,040
Goodwill	9,838	9,838	9,838	9,838	9,838
Other assets	3,284	3,023	3,116	2,492	2,280

Total assets	$436,939	$443,228	$419,342	$402,102	$399,458

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$58,054	$52,735	$51,702	$46,120	$45,501
Interest bearing	287,347	301,982	278,188	268,377	261,164

Total deposits	345,401	354,717	329,890	314,497	306,665

Borrowings	38,175	36,531	39,049	46,521	54,169
Accrued expenses and other liabilities	2,477	1,840	1,218	1,626	1,652

Total liabilities	386,053	393,088	370,157	362,644	362,486

Total stockholders’ equity	50,886	50,140	49,185	39,458	36,972

Total liabilities and stockholders’ equity	$436,939	$443,228	$419,342	$402,102	$399,458

Ending shares outstanding	4,568,673	4,541,733	4,533,633	3,706,806	3,489,249
Book value per share	11.14	11.04	10.85	10.64	10.60

(a)	Derived from audited consolidated financial statements

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended December 31,		Year ended December 31,
	2005	2004	2005	2004 (a)
Total interest income	$7,112	$5,290	$25,584	$18,216
Total interest expense	2,615	1,780	9,180	6,220

Net interest income	4,497	3,510	16,404	11,996

Provision for loan losses	294	158	809	573

Net interest income after provision for loan losses	4,203	3,352	15,595	11,423

Non-interest income
Service charges on deposit accounts	609	628	2,305	2,306
Mortgage banking operations	77	119	385	364
Realized gains on sale of securities	—	7	10	106
Other	152	130	594	561

Total non-interest income	838	884	3,294	3,337

Non-interest expense
Salaries and employee benefits	1,466	1,255	5,739	4,860
Occupancy and equipment	569	472	2,151	1,755
Other	1,100	1,441	3,852	3,785

Total non-interest expense	3,135	3,168	11,742	10,400

Income before income taxes	1,906	1,068	7,147	4,360
Provision (benefit) for income taxes	697	392	2,639	1,617

Net income	$1,209	$676	$4,508	$2,743

Net income per share
Basic	0.27	0.19	1.06	0.84
Diluted	0.25	0.17	1.00	0.75

Weighted average number of shares outstanding
Basic	4,555,506	3,472,863	4,242,891	3,274,837
Diluted	4,756,466	3,989,045	4,530,482	3,675,574

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

Three months ended	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004 (a)
Total interest income	$7,112	$6,797	$6,003	$5,672	$5,290
Total interest expense	2,615	2,468	2,116	1,981	1,780

Net interest income	4,497	4,329	3,887	3,691	3,510

Provision for loan losses	294	224	182	109	158

Net interest income after provision for loan loss	4,203	4,105	3,705	3,582	3,352

Non-interest income
Service charges on deposit accounts	609	598	585	513	628
Mortgage banking operations	77	87	133	88	119
Realized gains on sale of securities	—	—	—	10	7
Other	152	144	162	136	130

Total non-interest income	838	829	880	747	884

Non-interest expense
Salaries and employee benefits	1,466	1,523	1,400	1,350	1,255
Occupancy and equipment	569	569	527	485	472
Other	1,100	971	969	813	1,441

Total non-interest expense	3,135	3,063	2,896	2,648	3,168

Income before income taxes	1,906	1,871	1,689	1,681	1,068
Provision for income taxes	697	686	623	633	392

Net income	$1,209	$1,185	$1,066	$1,048	$676

Net income per share
Basic	$0.27	$0.26	$0.25	$0.29	$0.19
Diluted	$0.25	$0.25	$0.24	$0.26	$0.17

Weighted average number of shares outstanding
Basic	4,555,506	4,536,441	4,267,577	3,598,295	3,472,863
Diluted	4,756,466	4,753,419	4,462,648	4,055,590	3,989,045

Return on average equity	9.49%	10.56%	9.39%	11.11%	7.36%
Return on average assets	1.10%	1.10%	1.06%	1.05%	0.70%

Net interest margin	4.36%	4.36%	4.21%	4.03%	3.97%
Efficiency ratio	58.76%	59.38%	60.75%	59.67%	72.10%

Allowance for loan losses to total loans	1.30%	1.19%	1.15%	1.14%	1.13%
Net charge-offs to avg loans (annualized)	-0.24%	0.01%	0.01%	0.01%	0.20%
Nonperforming loans to total loans	0.29%	0.31%	0.23%	0.24%	0.29%
Nonperforming assets to total assets	0.33%	0.28%	0.24%	0.27%	0.30%